EXHIBIT 99.1

Investor Contact At NationsHealth:
Bryan Happ, CFO 954-903-5288

NATIONSHEALTH ANNOUNCES 2008 SECOND QUARTER FINANCIAL RESULTS

SUNRISE, Fla. – August 12, 2008 — NationsHealth, Inc. (OTCBB: NHRX) (“NationsHealth” or the “Company”) today announced its financial results for the quarter and six months ended June 30, 2008.

Revenue for the quarter ended June 30, 2008 increased 45% to $24.7 million, compared to $17.0 million for the corresponding period in 2007. Net loss for the quarter ended June 30, 2008 was $1.9 million, or $0.07 per share, compared to a net loss of $0.5 million, or $0.02 per share, for the corresponding period in 2007. Results for the second quarter of 2008 reflect $1.5 million of restructuring costs related to the previously-announced May 2008 corporate restructuring.

Revenue for the six months ended June 30, 2008 increased 35% to $48.1 million, compared to $35.8 million for the corresponding period in 2007. Net loss for the six months ended June 30, 2008 was $3.8 million, or $0.13 per share, compared to a net loss of $1.7 million, or $0.06 per share, for the corresponding period in 2007. In addition to the $1.5 million of restructuring costs incurred during the second quarter of 2008, results for the first six months of 2008 were also impacted by $0.8 million of certain non-recurring costs as well as continued investment in growth initiatives within the Company’s Medical Products segment.

Adjusted EBITDA*, defined as earnings before interest, taxes, depreciation and amortization, stock based compensation and restructuring costs, was $2.7 million for the quarter ended June 30, 2008, compared to adjusted EBITDA of $2.5 million for the quarter ended June 30, 2007. For the first six months of 2008, adjusted EBITDA was $4.3 million, compared to adjusted EBITDA of $4.0 million for the first six months of 2007.

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NationsHealth, Inc. News Release

The Company’s Insurance Services segment contributed profit of $4.6 million for the quarter ended June 30, 2008, compared to profit of $2.7 million for the quarter ended June 30, 2007. For the first six months of 2008, the Insurance Services segment contributed profit of $8.2 million, compared to profit of $4.8 million for the first six months of 2007. The Medical Products segment had a loss of $0.1 million for the quarter ended June 30, 2008, compared to a $1.5 million profit for the quarter ended June 30, 2007. For the six months ended June 30, 2008, the Medical Products segment was breakeven, compared to a $3.1 million profit for the first six months of 2007. As anticipated, results for the Medical Products segment for the 2008 periods were adversely impacted by investments in certain growth initiatives, which have significantly enhanced this segment’s revenue and future profitability prospects. In addition, results were impacted by higher amortization of acquired intangible assets, including those recorded in connection with the Company’s acquisition of Diabetes Care & Education, Inc. in the third quarter of 2007. Segment profit and loss, as discussed above, is before allocation of corporate overhead and other unallocated amounts.

“We are pleased with the results of our growth and patient acquisition strategies, which have enabled us to increase our second quarter revenue from our Medical Products segment by 9% from the preceding quarter and over 60% from the 2007 second quarter” said Glenn Parker, Chief Executive Officer of NationsHealth. “We look forward to continuing this revenue growth during the second half of 2008, as well as improving our bottom line as we realize the financial impact of our recent corporate restructuring and other cost reductions, with a view towards net income profitability.”

About NationsHealth, Inc.
NationsHealth seeks to improve the delivery of healthcare to Medicare and managed care beneficiaries by providing medical products and prescription related services. NationsHealth provides home delivery of diabetes supplies and insulin pumps, medications and other medical products to patients across the nation. In addition to its medical products business, NationsHealth also provides education, marketing, enrollment and member service to insurers offering Medicare Part D prescription drug plans and other Medicare insurance coverage. NationsHealth has an agreement with CIGNA to service its Medicare Part D prescription drug plans nationally. For more information, please visit http://www.nationshealth.com.

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NationsHealth, Inc. News Release

* Use of Non-GAAP Financial Measures
In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Net income (loss) is the GAAP financial measure most directly comparable to adjusted EBITDA. A reconciliation of net loss to adjusted EBITDA for the periods discussed herein is as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net Loss	($1,941)	($524)	($3,835)	($1,712)
Interest, net	1,277	1,010	2,533	1,873
Depreciation and amortization	1,559	1,643	3,573	3,185
Stock-based compensation	262	346	534	698
Restructuring costs	1,507	—	1,507	—

Adjusted EBITDA	$2,664	$2,475	$4,312	$4,044

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NationsHealth, Inc. News Release

This press release contains forward-looking statements about NationsHealth, including statements regarding management initiatives and new product and market opportunities, none of which should be construed in any manner as a guarantee that such results will in fact occur. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Forward-looking statements are statements that are not historical facts, and in some cases may be identified by the words “anticipate,” “project,” “expect,” “plan,” “intend,” “may,” “should,” “will,” and similar words or phrases. Such forward-looking statements, based upon the current beliefs and expectations of NationsHealth’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to maintain our existing customer base; our ability to successfully maintain our Insurance Services segment; our dependence on Medicare reimbursement; changes in Medicare and Medicaid and any other state or national-based reimbursement programs; our delisting from the Nasdaq Capital Market and our subsequent quotation on the Over-The-Counter Bulletin Board; our customers’ desire to take advantage of our Part D services; uncertainty in our costs incurred in administering the Part D program; changing interpretations of generally accepted accounting principles; outcomes of government reviews of NationsHealth’s business practices; inquiries and investigations and related litigation; our exposure to product liability in excess of our insurance coverage; continued compliance with government regulations; legislation or regulatory requirements or changes adversely affecting the businesses in which NationsHealth is engaged; fluctuations in customer demand; management of growth; our ability to compete effectively; timing and market acceptance of new products sold by NationsHealth; our ability to raise the capital we will need to sustain our operations; general economic conditions; and geopolitical events, regulatory changes and other risks and uncertainties described in NationsHealth’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. NationsHealth cautions investors not to place undue reliance on the forward-looking statements contained herein. These statements speak only as of the date of this press release and, except as required by applicable law, NationsHealth assumes no obligation to update the information contained herein.

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NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	June 30,
	2008	2007
Revenue:
Net product sales	$16,341	$10,201
Service revenue	8,315	6,824

	24,656	17,025

Cost of product sales	9,474	3,990
Cost of services	2,481	2,395

Gross Profit	12,701	10,640

Operating Expenses:
Patient acquisition and related costs	537	683
Patient service and fulfillment	3,378	2,141
General and administrative	5,511	5,325
Provision for doubtful accounts	1,084	528
Depreciation and amortization	1,348	1,477
Restructuring costs	1,507	—

	13,365	10,154

Income (Loss) from Operations	(664)	486

Other Expense, net	(1,277)	(1,010)

Net Loss	$(1,941)	$(524)

Loss per share – basic and diluted	$(0.07)	$(0.02)

Weighted average shares outstanding – basic and diluted	28,819	28,080

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Six Months Ended
	June 30,
	2008	2007
Revenue:
Net product sales	$31,339	$21,276
Service revenue	16,808	14,502

	48,147	35,778

Cost of product sales	17,252	8,388
Cost of services	5,641	6,131

Gross Profit	25,254	21,259

Operating Expenses:
Patient acquisition and related costs	1,056	1,418
Patient service and fulfillment	6,650	4,364
General and administrative	12,178	11,199
Provision for doubtful accounts	2,054	1,263
Depreciation and amortization	3,111	2,854
Restructuring costs	1,507	—

	26,556	21,098

Income (Loss) from Operations	(1,302)	161

Other Expense, net	(2,533)	(1,873)

Net Loss	$(3,835)	$(1,712)

Loss per share – basic and diluted	$(0.13)	$(0.06)

Weighted average shares outstanding – basic and diluted	28,910	28,062

NationsHealth, Inc. News Release

SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$843	$1,925
Accounts receivable, net	14,186	10,993
Inventory	3,814	2,557
Prepaid expenses and other current assets	2,272	1,253

Total current assets	21,115	16,728

Property and equipment, net	3,768	4,666
Customer contract intangible, net	6,219	7,755
Acquired customer lists, net	2,479	3,090
Other intangible assets, net	737	907
Goodwill	1,075	1,075
Restricted cash	1,899	1,899
Other assets, net	1,212	1,360

Total assets	$38,504	$37,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,000	$6,314
Accrued expenses	6,364	4,553
Promissory note payable, net	—	1,478
Current portion of long-term debt	4,704	3,489
Line of credit	6,304	2,500

Total current liabilities	23,372	18,334

Long-Term Liabilities:
Convertible notes, related party, net	8,531	7,715
Long-term debt	3,594	5,376
Other long-term liabilities	1,405	1,212

Total long-term liabilities	13,530	14,303

Stockholders’ Equity	1,602	4,843

Total liabilities and stockholders’ equity	$38,504	$37,480

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